Exhibit 10.2(1)(i)

NINTH AMENDMENT
TO THE
A. H. BELO SAVINGS PLAN

THIS NINTH AMENDMENT (the “Amendment”) to the A. H. Belo Savings Plan,  as  amended and restated effective January 1, 2015 and amended from time to time (the “Plan”), has been adopted by DallasNews Corporation (formerly known as A. H. Belo Corporation), a Texas corporation (the “Company”). Capitalized terms used but not defined herein shall have the meanings assigned to them in the Plan.

W I T N E S S E T H:

WHEREAS, the Company previously adopted the Plan;

WHEREAS,  Article 15,  Section 15.1 of the Plan provides, in relevant part, that the board of directors of the Company (the “Board”) may amend the Plan from time to time;

WHEREAS,  the Company changed its name from A. H. Belo Corporation to “DallasNews Corporation” (the “Name Change”), effective as of June 29, 2021 (the “Name Change Effective Date”) and desires to amend the Plan to reflect the Name Change; and

WHEREAS,  the Board has authorized an amendment to the Plan to reflect the Name Change, effective as of the Name Change Effective Date.

NOW THEREFORE, effective as of the Name Change Effective Date, the Plan is hereby amended as follows:

1. The name of the Plan shall be amended to be the “DallasNews Corporation Savings Plan”  and, except for the references in the Preamble,  all references to “A. H. Belo Savings Plan” shall be amended to refer to “DallasNews Corporation Savings Plan”.

2. Except for the references in the Preamble, Section 1.13, and Appendix A, all references to “A. H. Belo Corporation” shall be amended to refer to “DallasNews Corporation”.

3. All references to “A. H. Belo 2017 Incentive Compensation Plan” shall be amended to refer to “DallasNews Corporation 2017 Incentive Compensation Plan”.

4. All references to “A. H. Belo Stock Fund” shall be amended to refer to “DallasNews Corporation Stock Fund”.

5. The Preamble is amended by deleting said section in its entirety and substituting the following in lieu thereof:

A. H. Belo Corporation, a Delaware corporation, originally adopted the A. H. Belo Savings Plan effective as of February 5, 2008. The A. H. Belo Savings Plan is a profit sharing plan with a cash or deferred arrangement intended to qualify under Code section 401(a) and to meet the requirements of Code section 401(k), including, for certain plan years, the alternative methods of meeting the nondiscrimination requirements set forth in Code section 401(k)(13) and Code section 40l(m)(l2).

Effective as of February 5, 2008, the account balances of each Participant under the Belo Savings Plan were transferred to the A. H. Belo Savings Plan in anticipation of the distribution on February 8, 2008, by Belo Corp. to its shareholders of all of the issued and outstanding common stock of A. H. Belo Corporation.

The Plan has been amended on several occasions following its original effective date. The Plan was amended and restated in its entirety effective January l, 2015, primarily to incorporate all such previously adopted amendments.

Effective as of June 29, 2018 (the "Reincorporation Effective Date"), A. H. Belo was reincorporated in the State of Texas pursuant to an Agreement and Plan of Merger between A. H. Belo and A. H. Belo Texas, Inc., a wholly owned subsidiary of A. H. Belo and a Texas corporation, whereby A. H. Belo was merged with and into A. H. Belo Texas, Inc., and the name of A. H. Belo Texas, Inc. was changed to A. H. Belo Corporation, a Texas corporation.

Effective as of June 29, 2021, A. H. Belo Corporation, a Texas corporation, was renamed DallasNews Corporation, a Texas corporation (the “Company”) and the A. H. Belo Savings Plan was renamed DallasNews Corporation Savings Plan (the “Plan”).

Words and phrases with initial capital letters used throughout the Plan are defined in Article l.

6. Section 1.13 is amended by deleting said Section in its entirety and substituting the following in lieu thereof:

1.13Company means DallasNews Corporation, a Texas corporation. With respect to the period from the Effective Date until the Reincorporation Effective Date, references to the term “Company” mean A. H. Belo Corporation, a Delaware corporation.    With respect to the period from the Reincorporation Effective Date until the date it changed its name to DallasNews Corporation, references to the term “Company” mean A. H. Belo Corporation, a Texas corporation.

7. Section 1.26 is amended by deleting said Section in its entirety and substituting the following in lieu thereof:

1.26Investment Committee means the DallasNews Corporation 401(k) Investment Committee.

8. Appendix A is amended by deleting the reference to “A. H. Belo Corporation” and substituting “DallasNews Corporation f/k/a A. H. Belo Corporation” in lieu thereof.

RESOLVED FURTHER, that except as amended hereby, the Plan is specifically ratified and reaffirmed.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has executed this Amendment,  effective as of the Name Change Effective Date.

DallasNews Corporation,
a Texas corporation
A T

By:	/s/ Katy Murray
Name:	Katy Murray
Title:	Executive Vice President/Chief Financial Officer

Signature Page to

Ninth Amendment to A. H. Belo Savings Plan